Exhibit 99.1
Slide 1

Prospectus The issuer has filed a prospectus in connection with an effective registration statement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus, registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-803-9204. Slide 2

Safe Harbor Statement Except for historical information, the statements made in this presentation are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995, identified by such words as "will be," "intend," "continue," "believe," "may," "expect," "hope," "anticipate," or other comparable terms) involving significant risks and uncertainties. These risks and uncertainties, including those related to the Company's future results, levels of activity and performance, among other things, are detailed in the Company's filings with the Securities and Exchange Commission. The Company's actual financial condition and results of operations may vary materially from those contemplated by such forward-looking statements. A discussion of the factors that could cause actual results to differ materially from those forward-looking statements is contained in the Company's SEC filings, including the Company's report on Form 10-K for the year ended December 31, 2005. Slide 3

Safe Harbor Statement - continued The information in this presentation does not contain all the information that a potential investor should review before investing in our Series C Preferred Shares. Potential investors should carefully review in its entirety the Prospectus (and the Registration Statement to which it relates) relating to this offering and provided to you in connection with this presentation. The description of the offering of our Series C Preferred Shares in this presentation is qualified in its entirety by reference to the Registration Statement. Information regarding market and industry statistics contained in this presentation is based on information available to us that we believe is accurate. It is generally based on publications that are not produced for purposes of securities offerings or economic analysis. Slide 4

Offering Summary Offering: 5.0 Million Series C Convertible Perpetual Preferred Shares ($125 Million) Over-allotment Option: 750K Shares ($18.75 Million) Liquidation Preference: $25.00 per share Ranking: Preferred, on parity to Series A and Series B preferred shares Dividend: 5.50%-5.75% Conversion Premium: 20%-24% Company Cvn. Option: After January 15, 2012 pursuant to 130% stock trigger Use of Proceeds: Debt pay-down pending use for general corporate purposes, including property acquisitions and funding development Sole Bookrunner: Bear, Stearns & Co. Inc. Joint Lead Manager: RBC Capital Markets Slide 5

Agenda Exhibition Industry Review EPR Properties Overview Financial Results Review Slide 6

Exhibition Industry Review Slide 7

Box Office Revenues **Projected based on current trend of 4% increase vs. last year Source: Nielsen EDI Revenue (in billions) ** Slide 8

Break Even Analysis (in millions) Source: Operating Results of EPR Theatres Slide 9

EPR Properties Overview Slide 10

Portfolio Information Megaplex theatres 77 Entertainment based retail 20 Other1 3 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 EPR's Portfolio (based on Sq. Ft.) 1,423 screens 100% theatre occupancy 6.2 M SF (7.5M total) Avg. screens = 19 Avg. age < 5 years ~700 acres Avg. remaining lease term = 13 years 73 Megaplex Theatres Megaplex Theatres 81% Entertainment Retail Centers 15% Other 4% Slide 11

Portfolio Metro Rankings 36% @ #1 e.g. LA, Chicago, Miami, DC, Denver, San Diego, Detroit, KC, Raleigh, Little Rock 63% @ #1-3 e.g. Houston, Phoenix, Dallas, Chicago, Toronto, San Antonio, Tampa 91% @ Top 10 New York, Philadelphia, St. Louis, Toronto, Houston, Miami, Dallas Source: Nielsen EDI Slide 12

EPR's Theatre Tenants Slide 13

EPR's Other Tenants Slide 14

Property Map - Indicate asset locations Geographically diverse portfolio in 26 states & Canada Slide 15

Financial Results Review Slide 16

Operating Performance History (in millions, except per share data) Slide 17

Balance Sheet Highlights (in millions) Slide 18

General and Administrative Expense Slide 19

Continuing the Trend of Double Digit Growth Slide 20

$4.15 - $4.25 per share* 10% - 13% increase *Reflects the anticipated redemption of the 9.5% Series A Preferred Stock in 2007, but does not include the non-recurring expense of $2.2MM (~$.08/share) as a result of any such redemption. 2007 FFO/Share Market Guidance Slide 21

Capital Structure - September 30, 2006 *Amended 2006 - incr. to $235 M, 50 bpts. lower; secured to unsecured Slide 22

Financial Results Summary Conservative Balance Sheet Management Sustained Double Digit Growth in Assets, Revenues and Profits Significant Annual Dividend Increases Low Overhead/Variable Cost Structure Ready Access to Capital Markets/Decreasing Cost of Capital Slide 23